Exhibit 1.1

CUBESMART

12,000,000 COMMON SHARES

EQUITY DISTRIBUTION AGREEMENT

May 7, 2013

[                  ]

Ladies and Gentlemen:

CubeSmart, a Maryland real estate investment trust (the “Company”), and CubeSmart, L.P., a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), confirm their agreement (this “Agreement”) with [                  ] (the “Manager”), as follows:

1.         Issuance and Sale of Shares.  The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Manager, acting as agent and/or principal, up to 12,000,000 shares (the “Maximum Amount”) of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Shares”).  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Manager shall have no obligation in connection with such compliance.  The issuance and sale of Shares through the Manager will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which became effective upon filing, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue and sell the Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-176885), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement.  The Company has furnished to the Manger, for use by the Manager, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares.  Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.”

The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.  For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System or Interactive Data Electronic Applications (collectively “EDGAR”).

To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a Well-Known Seasoned Issuer or otherwise is unable to make the representations set forth in Section 6(a) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional Shares necessary to complete the sale of the Maximum Amount and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “base prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

The Transaction Entities have also entered into separate equity distribution agreements (the “Alternative Distribution Agreements”), dated as of even date herewith, with each of [             ], [             ], [             ] and [             ] (the “Alternative Managers”).

2.         Placements.

(a)        Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify the Manager by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Manager set forth on Schedule 2 as such Schedule 2 may be amended from time to time.

If the Manager wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Manager will, within a reasonable period of time after such Placement Notice is delivered to the Manager, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Manager set forth on Schedule 2) setting forth the terms that the Manager is willing to accept.  Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Manager until the Company delivers to the Manager an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Manager set forth on Schedule 2.  The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Manager’s acceptance of the terms of the Placement Notice or upon receipt by the Manager of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 11 or (v) either party shall have suspended the sale of the Placement Shares in accordance with Section 4 below.  The amount of any discount, commission or other compensation to be paid by the Company to the Manager in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3.  It is expressly acknowledged and agreed that neither the Company nor the Manager will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Manager and either (i) the Manager accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(b)        Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver under this Agreement or any Alternative Distribution Agreement, or request the offer or sale of any Shares under this Agreement or any Alternative Distribution Agreement and, by notice to the Manager given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Shares under this Agreement, and the Manager shall not be obligated to offer or sell any Shares under this Agreement, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in paragraph (c) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(c)        If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Manager (with a copy to counsel to the Manager) a Current Report on Form 8-K, which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Manager, and obtain the consent of the Manager to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Manager with the officers’ certificate, accountants’ letter  and opinions and letters of counsel called for by Section 8 hereof, (iii) afford the Manager the opportunity to conduct a due diligence review in accordance with Section 7(l) hereof and (iv) file such Earnings 8-K with the Commission. Upon satisfaction of the requirements of this Section 2(c), the provisions of clause (ii) of Section 2(b) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(c) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 8 hereof and (B) this Section 2(c) shall in no way affect or limit the operation of the provisions of clause (i) of Section 2(b), which shall have independent application.

3.         Sale of Placement Shares by the Manager.  Subject to the provisions of Section 2(a), the Manager, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “NYSE”), to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable).  the Manager will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Manager pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Manager (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales.  After consultation with the Company and subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Manager may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Shares or to or through a market maker.

After consultation with, and agreement of, the Company and subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Manager may also sell Placement Shares by any other method permitted by law, including but not limited to in privately negotiated transactions.  The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling Placement Shares, and (ii) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3.  For the purposes hereof, “Trading Day” means any day on which the Shares are purchased and sold on the principal market on which the Shares are listed or quoted. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares pursuant to this Agreement and the Alternative Distribution Agreements shall be effected by or through only one of the Manager or the Alternative Managers on any single given day, but in no event by more than one, and the Company shall in no event request that the Manager and the Alternative Managers sell Shares on the same day.

4.         Suspension of Sales.  The Company or the Manager may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice.  Each of the Parties agrees that no such notice under this  Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2  hereto, as such schedule may be amended from time to time.

5.         Settlement.

(a)        Settlement of Placement Shares.  Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”).  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Manager at which such Placement Shares were sold, after deduction for (i) the Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Manager hereunder pursuant to Section 7(h) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)        Delivery of Placement Shares.  On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Manager’s or its designee’s account (provided the Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form.  On each Settlement Date, the Manager will deliver the related Net Proceeds in same-day funds to an account designated by the Company on, or prior to, the Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) defend and hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Manager any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(c)        Limitations on Offering Size.  Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate amount of the Shares sold pursuant to this Agreement and the Alternative Distribution Agreements would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Manager in writing.  Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Manager in writing.  Further, under no circumstances shall the aggregate amount of Shares sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreements, exceed the Maximum Amount.

6.         Representations and Warranties of the Transaction Entities. The Transaction Entities jointly and severally represent and warrant to, and agree with, the Manager that as of each Applicable Time (as defined in Section 6(c)(i)):

(a)        Status as a Well-Known Seasoned Issuer.  (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at any time the Transaction Entities or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) of the Securities Act made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer” as defined in Rule 405 of the Securities Act (without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405 of the Securities Act).  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Transaction Entities on such an “automatic shelf registration statement.”

The Transaction Entities have not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.  Any written communication that was an offer relating to the Shares made by the Transaction Entities or any person acting on their behalf (within the meaning, for this sentence only, of Rule 163(c) of the Securities Act) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163 of the Securities Act.

(b)        Compliance with Registration Requirements.  The Transaction Entities meet the requirements for use of Form S-3 under the Securities Act and the Shares have been duly registered under the Securities Act pursuant to the Registration Statement.  The Registration Statement and any post-effective amendments thereto have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Transaction Entities, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  The Registration Statement was initially filed with the Commission and became effective under the Securities Act on September 16, 2011.

(c)        Registration Statement, Prospectus and Disclosure at Time of Sale.  At the respective times that the Registration Statement and any amendments thereto became effective, and at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2), the Registration Statement and any amendments to the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(i)         At the respective times that the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at each Applicable Time, at each Settlement Date, and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Shares (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  For purposes of this Agreement “Applicable Time” means the time of each sale of any Shares pursuant to this Agreement.

(ii)        The representations and warranties in Section 6(c) and Section 6(d) do not apply to statements in or omissions from the Registration Statement or the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with the Agent Content (as hereinafter defined).

(iii)       Each Issuer Free Writing Prospectus relating to the Shares, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading.

(iv)       The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Manager in connection with the offering of the Shares (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Manager, and any similar terms, include, without limitation, electronic delivery.

(d)       Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the respective times when they became or hereafter become effective or at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)        REIT Status. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) for each taxable year commencing with its taxable year ended December 31, 2004 and through its taxable year ended December 31, 2012, and its current and proposed organization and method of operation (as described in the Registration Statement and the Prospectus) will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2013 and thereafter.

(f)        Distribution of Offering Material By the Company.  Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(g)        The Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(h)        Authorization of the Shares.  The Shares to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Manager pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Shares is or will be subject to personal liability by reason of being such a holder; the issuance and sale of the Shares to be sold by the Company pursuant to this Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person; and the delivery of the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, and without notice of any lien, claim or encumbrance.  The certificates used by the Company to evidence the Shares are in valid and sufficient form.

(i)         No Material Adverse Change.  Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Transaction Entities or their subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Transaction Entities and their subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by either of the Transaction Entities or, except for dividends paid to either of the Transaction Entities or their subsidiaries or joint ventures, any of their subsidiaries or joint ventures on any class of capital shares or repurchase or redemption by either of the Transaction Entities or any of their subsidiaries or joint ventures of any class of capital shares.

(j)         Independent Accountants.  KPMG LLP, who has certified the financial statements (which term as used in this Agreement includes the related notes thereto and any schedules) included or incorporated by reference in the Registration Statement and included or incorporated by reference in the Prospectus, is an independent registered public accounting firm with respect to the Transaction Entities as required by the Securities Act and the Exchange Act.

(k)        Preparation of the Financial Statements.  The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Prospectus present fairly the consolidated financial position of each of the Transaction Entities and their subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  The supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein.  Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements or supporting schedules are required under applicable law or the rules and regulations of the Commission to be included or incorporated by reference in the Registration Statement and the Prospectus.  The selected historical operating and financial data set forth in or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information set forth therein on a basis consistent with that of the audited financial statements contained in, or incorporated by reference in, the Registration Statement and the Prospectus.  The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  Except as included therein, no pro forma financial statements or supporting schedules are required to be included or incorporated by reference into the Registration Statement or the Prospectus.  Each of the Transaction Entities’ ratios of earnings to fixed charges set forth or incorporated by reference in the Prospectus and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.  The interactive data in eXtensible Business Reporting Language incorporated by reference in to the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l)         Formation and Good Standing of the Company and its Subsidiaries.  (i) Each of the Company and its subsidiaries has been duly formed or organized and is validly existing and in good standing under the laws of the jurisdiction of its formation or organization, except with respect to any subsidiaries as would not have a Material Adverse Effect (as defined below), and (ii) the Company and each of its subsidiaries is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in each case where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Transaction Entities and their subsidiaries, considered as one entity (a “Material Adverse Effect”).  Each of the Company and its subsidiaries has the entity power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and, in the case of the Company, to enter into, execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby to be consummated on its part.

All of the issued and outstanding shares of beneficial interest and/or capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries and joint ventures listed on Schedule 4 attached hereto.

(m)       Formation and Good Standing of the Operating Partnership.  The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and has all partnership power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged and to enter into, execute and deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby to be consummated on its part. The Company is the sole general partner of the Operating Partnership and, as of the date of this Agreement, owns a 98.3% interest in the Operating Partnership.

(n)        Capitalization and Other Capital Share Matters.  The Company’s authorized and issued capitalization is as set forth in the documents incorporated by reference in the Registration Statement and the Prospectus and has not changed, except for subsequent issuances, if any, pursuant to this Agreement or the Alternative Distribution Agreements or pursuant to reservations, agreements, benefit plans, outstanding options, warrants or convertibles securities, rights or other plans and arrangements referred to in the Registration Statement and the Prospectus.  The Shares conform in all material respects to the description thereof contained or incorporated by reference in the Registration Statement and the Prospectus.  All of the issued and outstanding capital shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with all federal and applicable state securities laws.  None of the outstanding capital shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of beneficial interest of the Company or any of its subsidiaries other than those described in the Registration Statement and the Prospectus or as provided in the declaration of trust of the Company.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Registration Statement and the Prospectus accurately present the information required to be shown with respect to such plans, arrangements, options and rights and all such plans have been approved or adopted in accordance with applicable law, rule or regulations, including without limitation, the rules of the NYSE.  All of the issued and outstanding limited partnership units of the Operating Partnership  (“Units”) have been duly authorized and validly issued, and have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws).  The terms of the Units conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

Except as disclosed in the Registration Statement and the Prospectus or as provided in the partnership agreement of the Operating Partner, (i) no Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Units or any other securities of the Operating Partnership.

(o)        Non-Contravention of Existing Instruments.  Neither of the Transaction Entities nor any of their subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its declaration of trust, charter, certificate of limited partnership, by-laws, limited partnership agreement or other organizational documents, as the case may be, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which such Transaction Entity or subsidiary is a party or by which it may be bound, or to which any of the property or assets of a Transaction Entity or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over a Transaction Entity or subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii), for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(p)        No Further Authorizations or Approvals Required. The execution, delivery and performance of this Agreement by each of the Transaction Entities and consummation of the transactions contemplated herein by the Transaction Entities, by the Registration Statement and by the Prospectus (i) have been duly authorized by all necessary trust or partnership action, as applicable, and will not result in any Default under the declaration of trust or by-laws of the Company, the certificate of limited partnership or agreement of limited partnership of the Operating Partnership or any organizational document of any subsidiary thereof, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Transaction Entities or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults or Debt Repayment Triggering Event or liens, charges or encumbrances that could not result in a Material Adverse Effect, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Transaction Entities or any of their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having  jurisdiction over the Transaction Entities or any of their subsidiaries or any of their properties.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution and delivery by each of the Transaction Entities of, and the performance by each of the Transaction Entities of its respective obligations under the Agreement and the consummation of the transactions contemplated hereby, except for (i) those that have been obtained or made by each of the Transaction Entities and are in full force and effect under the Securities Act, (ii) as may be made or obtained under the Securities Act, applicable state securities or blue sky laws and from FINRA or (iii) any additional listing application for the Shares on the NYSE.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Transaction Entities or any of their subsidiaries.

(q)        No Material Actions or Proceedings.  Except as otherwise disclosed in the Registration Statement and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against or affecting the Transaction Entities or any of their subsidiaries, (i) which has as the subject thereof any officer, director or trustee of, or property owned or leased by, the Transaction Entities or any of their subsidiaries or (ii) relating to environmental or discrimination matters, where in either such case, (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to such Transaction Entity or subsidiary, or any officer, director or trustee of, or property owned or leased by, the Transaction Entities or any of their subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, could reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(r)        Labor Matters.  No labor problem or dispute with the employees of the Transaction Entities or any of their subsidiaries exists or, to the knowledge of the Transaction Entities, is threatened or imminent, and neither of the Transaction Entities is aware of any existing, threatened or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could reasonably be expected to have a Material Adverse Effect.

(s)        Intellectual Property Rights.  The Transaction Entities and their subsidiaries own, possess, license or have other rights to use, or can acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Transaction Entities’ business as now conducted or as proposed in the Registration Statement and the Prospectus to be conducted.  Except as set forth in the Registration Statement and the Prospectus, no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Transaction Entities or their subsidiaries. There is no (i) to the  knowledge of the Transaction Entities, infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Transaction Entities or their subsidiaries, (ii) pending or, to the knowledge of the Transaction Entities, threatened action, suit, proceeding or claim by others challenging the Transaction Entities’ or their subsidiaries’ rights in or to any Intellectual Property, and the Transaction Entities are unaware of any facts that would form a reasonable basis for any such claim, (iii) no pending or, to the knowledge of the Transaction Entities, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Transaction Entities are unaware of any facts that would form a reasonable basis for any such claim, and (iv) no pending or, to the knowledge of the Transaction Entities, threatened action, suit, proceeding or claim by others that either of the Transaction Entities’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Transaction Entities are unaware of any other fact that would form a reasonable basis for any such claim, except in each case, any such action, suit, proceeding or claim that would not, individually or in the aggregate, result in a Material Adverse Effect.

(t)        All Necessary Permits, etc.  The Transaction Entities and each of their subsidiaries possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, as described in the Registration Statement and the Prospectus, except where failure to possess any such licenses, certificates, authorizations or permits would not, singly or in the aggregate, result in a Material Adverse Effect, and neither of the Transaction Entities nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(u)        Title to Properties.  The Transaction Entities and each of their subsidiaries have good and marketable title to all the properties and assets reflected as owned in the  financial statements of the Transaction Entities that are incorporated by reference into the Registration Statement (or otherwise described in the Prospectus) (collectively, the “Properties”), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) as otherwise disclosed in the Registration Statement and the Prospectus or (ii) those which do not, singly or in the aggregate, materially affect the value of such Property and do not interfere with the use made or proposed to be made of such Property by the Transaction Entities, any subsidiary or a joint venture entity in which either of the Transaction Entities or any of their subsidiaries owns a minority interest.  The real property, improvements, equipment and personal property held under lease by the Transaction Entities or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Transaction Entities or such subsidiary.  The Operating Partnership or a subsidiary thereof has obtained title insurance on the fee interest in each of the Properties, in an amount that is commercially reasonable for each Property, but at least equal to the purchase price of each such Property.  All such policies of insurance are in full force and effect.

(v)        Tax Law Compliance.  The Transaction Entities and their consolidated subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for (i) any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings and (ii) any tax returns or taxes where failure to file or pay would not have a Material Adverse Effect.  Each of the Transaction Entities has made appropriate provisions in its respective financial statements that are incorporated by reference into the Registration Statement (or otherwise described in the Prospectus) in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the respective Transaction Entity or any of its consolidated subsidiaries has not been finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(w)       Tax Classification of the Operating Partnership.  The Operating Partnership has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal tax purposes throughout the period from its formation through the date hereof.

(x)        Company Not an “Investment Company.”  Neither of the Transaction Entities is, and after receipt of payment for the Shares and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Prospectus, neither of the Transaction Entities will be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y)        Compliance with Reporting Requirements.  Each of the Transaction Entities is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(z)        Insurance.  The Transaction Entities and their subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses.  To the knowledge of the Transaction Entities, all policies of insurance and fidelity or surety bonds insuring the Transaction Entities or any of their subsidiaries or their respective businesses, assets, employees, officers, directors and trustees are in full force and effect; the Transaction Entities and their subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no material claims by the Transaction Entities or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither of the Transaction Entities nor any such subsidiary has been refused any insurance coverage sought or applied for.  Neither of the Transaction Entities has any reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(aa)      No Restrictions on Dividends or Other Distributions.  No subsidiary of the Transaction Entities is currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Transaction Entities, from making any other distribution on such subsidiary’s capital stock, from repaying to the Transaction Entities any loans or advances to such subsidiary from the Transaction Entities or from transferring any of such subsidiary’s property or assets to the Transaction Entities or any other subsidiary of the Transaction Entities, except as described in or contemplated by the Registration Statement and the Prospectus.

(bb)      No Price Stabilization or Manipulation; Actively Traded Security.  The Transaction Entities have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.  The Shares are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(cc)      Related Party Transactions.  There are no business relationships or related-party transactions involving either of the Transaction Entities or any of their subsidiaries or any other person required to be described in the Registration Statement or the Prospectus that have not been described, or incorporated by reference, as required.

(dd)     No Material Weakness in Internal Controls.  Except as disclosed in the Registration Statement and the Prospectus, or in any document incorporated by reference therein, since the end of the Transaction Entities’ most recent audited fiscal year for the Transaction Entities, there has been (i) no material weakness in the Transaction Entities’ internal control over financial reporting (whether or not remediated) and (ii) no change in the Transaction Entities’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Transaction Entities’ internal control over financial reporting.

(ee)      Disclosure Controls.  Each of the Transaction Entities maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information relating to such Transaction Entity and its consolidated subsidiaries and required to be disclosed by such Transaction Entity in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to such Transaction Entity’s management as appropriate to allow timely decisions regarding required disclosure.  Each Transaction Entity has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15(e) under the Exchange Act.

(ff)       Internal Controls and Procedures.  Each Transaction Entity maintains (i) effective internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg)      Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Code, so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of trustees of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a Common Share on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws.

The Company has not knowingly granted, and there is no and has been no policy or practice of the Company or any of its subsidiaries of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its results of operations or prospects.

(hh)      No Unlawful Contributions or Other Payments.  Neither of the Transaction Entities nor any of their subsidiaries nor, to the knowledge of the Company, any director, trustee, officer, agent, employee or affiliate of the Transaction Entities or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined herein), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Transaction Entities, their subsidiaries and, to the knowledge of the Transaction Entities, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.  “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ii)        No Conflict with Money Laundering Laws.  The operations of the Transaction Entities and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.

(jj)        No Conflict with OFAC Laws.  Neither of the Transaction Entities nor any of their subsidiaries nor, to the knowledge of the Company, any director, trustee, officer, agent, employee or affiliate of the Transaction Entities or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Transaction Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk)      Compliance with Laws.  (i) Neither of the Transaction Entities nor any of their subsidiaries knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any Properties or any part thereof which could have a Material Adverse Effect; (ii) each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; (iii) neither of the Transaction Entities nor any of their subsidiaries have received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and neither of the Transaction Entities nor any of their subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated could have a Material Adverse Effect; (iv) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Transaction Entities or any of their subsidiaries that are required to be described in the Registration Statement and the Prospectus are disclosed therein; (v) no lessee of any portion of any of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that could not have a Material Adverse Effect; and (vi) all water, stormwater, sanitary sewer, electricity and telephone service are available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property other than as could not have a Material Adverse Effect; and (vii) no tenant under any lease pursuant to which the Transaction Entities or any of their subsidiaries leases the Properties has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal which, if exercised, could not have a Material Adverse Effect.

(ll)        Compliance with Environment Laws.  Except as otherwise disclosed in the Registration Statement and the Prospectus, (i) neither the Transaction Entities nor any of their subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Transaction Entities or their subsidiaries as described in the Registration Statement and the Prospectus under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor have the Transaction Entities or any of their subsidiaries received any written communication that alleges that either of the Transaction Entities or any of their subsidiaries is in violation of any Environmental Law, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which either of the Transaction Entities has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Transaction Entities or any of their subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the  knowledge of the Transaction Entities, threatened against the Transaction Entities or any of their subsidiaries or any person or entity whose liability for any Environmental Claim the Transaction Entities or any of their subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the knowledge of the Transaction Entities, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Transaction Entities or any of their subsidiaries or against any person or entity whose liability for any Environmental Claim the Transaction Entities or any of their subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) neither of the Transaction Entities nor any of their subsidiaries is subject to any pending or, to the knowledge of the Transaction Entities, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

(mm)    Periodic Review of Costs of Environmental Compliance.  In the ordinary course of its business, the Transaction Entities conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Transaction Entities and their subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review and the amount of their established reserves, the Transaction Entities reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as otherwise disclosed in the Registration Statement and the Prospectus.

(nn)      ERISA Compliance.  Each of the Transaction Entities and its subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either of the Transaction Entities or their subsidiaries would have any liability; neither of the Transaction Entities nor any of their subsidiaries has incurred and reasonably expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Code, including the regulations and published interpretations thereunder; and each “pension plan” for which either of the Transaction Entities or their subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified and, to the knowledge of the Transaction Entities, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except in each case where such non-compliance, reportable events, liabilities or failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

(oo)      Brokers.  Except as otherwise disclosed in the Registration Statement and the Prospectus, there is no broker, finder or other party that is entitled to receive from either of the Transaction Entities any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(pp)      No Outstanding Loans or Other Indebtedness.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by either of the Transaction Entities to or for the benefit of any of the officers, trustees or partners of the Company or the Operating Partnership, as applicable, or any of the members of any of their families, except as disclosed in the Registration Statement and the Prospectus.

(qq)      Sarbanes-Oxley Compliance.  There is and has been no failure on the part of the Transaction Entities and any of the Company’s trustees or the Transaction Entities’ officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr)       Statistical and Market Related Data.  Nothing has come to the attention of the Transaction Entities that has caused the Transaction Entities to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ss)       Compliance with the Americans with Disabilities Act.  Each of the Properties is in compliance with all presently applicable provisions of the Americans with Disabilities Act, except for such failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(tt)       NYSE Compliance.  The Company is in compliance with the rules and regulations of the NYSE, including without limitation, the requirements for continued listing of the Shares on the NYSE, and there are no actions, suits or proceedings pending, threatened or, to the Company’s knowledge, contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such or otherwise regarding the delisting of the Shares from the NYSE.

(uu)      FINRA Compliance.  To the knowledge of the Transaction Entities, except as disclosed in the Registration Statement and the Prospectus, no trustee or officer of the Company has any association with any FINRA member.

(vv)      Purchase and Sale of Shares by the Manager. The Company acknowledges and agrees that the Manager has informed the Company that the Manager may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Shares for its own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Manager may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Manager.

(ww)    Officer’s Certificates. Any certificate signed by an officer of the Company and delivered to the Manager or to counsel for the Manager shall be deemed to be a representation and warranty by the Company to the Manager as to the matters set forth therein.

(xx)      Opinions.  The Transaction Entities acknowledge that the Manager and, for purposes of the opinions to be delivered pursuant to  Section 7 hereof, counsel to the Company and counsel to the Manager, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consent to such reliance.

7.         Covenants of the Company.  The Transaction Entities, jointly and severally, covenant and agree with the Manager that:

(a)        Registration Statement Amendments; Payment of Fees.  After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Manager under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Manager promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Manager (provided, however, that the failure of the Manager to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Manager’s right to rely on the representations and warranties made by the Transaction Entities in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to the Manager within a reasonable period of time before the filing and the Manager has not reasonably objected thereto (provided, however, that the failure of the Manager to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Manager’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Manager at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b)        Notice of Commission Stop Orders.  The Company will advise the Manager, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.

(c)        Delivery of Prospectus; Subsequent Changes.  During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Manager under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act.  If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Manager to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)       Listing of Placement Shares.  During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Manager under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the NYSE and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as the Manager reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares;  provided, however, that the Company shall not be required in connection therewith to qualify as a foreign entity or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)        Filings with the NYSE.  The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(f)        Delivery of Registration Statement and Prospectus.  The Company will furnish to the Manager and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Manager may from time to time reasonably request and, at the Manager’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made.  The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Manager will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  Notwithstanding the foregoing, the Company will not be required to furnish any document (other than the Prospectus) to the Manager to the extent such document is available on EDGAR.

(g)        Earnings Statement.  The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.  “Earnings statement” and “make generally available” will have the meanings contained in Rule 158 under the Securities Act.

(h)        Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Manager of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates for the Placement Shares to the Manager, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Manager, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Shares under securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Manager in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Manager of copies of any permitted Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Manager to investors, (vii) the preparation, printing and delivery to the Manager of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Shares, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Manager in connection with, the review by FINRA of the terms of the sale of the Shares (in an amount not to exceed $10,000) and (x) the fees and expenses incurred in connection with the listing of the Placement Shares on the NYSE.

(i)         Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(j)         Notice of Other Sales.  During the pendency of any Placement Notice given hereunder, the Company shall provide the Manager with prior written notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Shares or securities convertible into or exchangeable for Shares, warrants or any rights to purchase or acquire Shares; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Shares, options to purchase Shares or Shares issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) the issuance or sale of Shares pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to the Manager in advance, (iv) any Shares issuable upon the redemption of outstanding Units in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended or (v) the issuance of Shares to be offered and sold through the Manager pursuant to this Agreement or the Alternative Managers pursuant to an Alternative Distribution Agreement or pursuant to any terms agreement entered into pursuant to this Agreement or the Alternative Distribution Agreements.

(k)        Change of Circumstances.  The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Manager promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Manager pursuant to this Agreement.

(l)         Due Diligence Cooperation.  The Transaction Entities will cooperate with any reasonable due diligence review conducted by the Manager or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Manager may reasonably request.

(m)       Required Filings Relating to Placement of Placement Shares.  The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Manager, the Net Proceeds to the Company and the compensation payable by the Company to the Manager with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(n)        Representation Dates; Certificate.  On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and (1) each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(m) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act or (2) at any other time reasonably requested by the Manager (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company shall furnish the Manager with a certificate, in the form attached hereto as Exhibit 7(n) within three (3) Trading Days of any Representation Date.  The requirement to provide a certificate under this Section 7(n) shall be deemed automatically waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date, at which time such automatic waiver shall apply again if no Placement Notice is pending at that time; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K.  Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Manager with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or the Manager sells any Placement Shares, the Company shall provide the Manager with a certificate, in the form attached hereto as Exhibit 7(n), dated the date of the Placement Notice.

(o)        Legal Opinion of Company Counsel.  On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause to be furnished to the Manager a written opinion of Pepper Hamilton LLP (“Company Counsel”), or other counsel satisfactory to the Manager, in form and substance satisfactory to the Manager and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit 7(o)(1) and Exhibit 7(o)(2), respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Manager with a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p)        Legal Opinion of Agent’s Counsel.  On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, Hunton & Williams LLP shall deliver to the Manager a written opinion, in form and substance satisfactory to the Manager, dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Manager with a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)        Comfort Letter.  On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus), to furnish the Manager letters (the “Comfort Letters”) in form and substance satisfactory to the Manager, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r)        Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Manager or an Alternative Manager; provided, however, that the Company may bid for and purchase its Shares in accordance with Rule 10b-18 under the Exchange Act; and provided further, that (A) no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Shares pursuant to this Agreement and (B) the Company agrees to suspend any pending Placement Notice and to promptly provide notice of the same to the Manager upon determining to make such bids or purchases in accordance with Rule 10b-18 under the Exchange Act.

(s)        Insurance.  The Company and the Subsidiaries shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(t)        Compliance with Laws.  The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses, authorizations and applicable laws could not reasonably be expected to result in a Material Adverse Effect.

(u)        Regulation M.  If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the Manager and sales of the Placement Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party.

(v)        REIT Treatment.  The Company currently intends to continue to elect to qualify as a REIT under the Code and will use all reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement; unless the Company’s board of trustees in good faith determines by resolution that it is in the best interests of the Company’s shareholders not to meet such requirements.

(w)       Investment Company Act.  The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and will in the future use its reasonable best efforts to ensure that the Transaction Entities will not be an “investment company” within the meaning of the Investment Company Act of 1940 and the rules and regulations thereunder.

(x)        Securities Act and Exchange Act.  The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(y)        No Offer to Sell.  Other than a Free Writing Prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Manager in its capacity as principal or agent hereunder, neither the Manager nor the Company (including its agents and representatives, other than the Manager or the Alternative Managers, each in its capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any Free Writing Prospectus relating to the Shares to be sold by the Manager as principal or agent hereunder.

(z)        Sarbanes-Oxley Act.  The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principals, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s trustees’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements.

The Company and the Subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.  The Company and the Subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(aa)      The Company shall maintain, at its expense, a registrar and transfer agent for the Shares.

(bb)      The Company will use its reasonable best efforts to maintain the listing of its Shares (including the Shares) on the NYSE.

8.         Conditions to the Manager’s Obligations.  The obligations of the Manager hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Transaction Entities herein, to the due performance by the Transaction Entities of their respective obligations hereunder, to the completion by the Manager of a due diligence review satisfactory to the Manager in its reasonable judgment, and to the continuing satisfaction (or waiver by the Manager in its sole discretion) of the following additional conditions:

(a)        Registration Statement Effective.  The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)        No Material Notices.  None of the following events shall have occurred and be continuing:  (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus or any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)        No Misstatement or Material Omission.  the Manager shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Manager’s reasonable opinion is material, or omits to state a fact that in the Manager’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)       Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized shares of beneficial interest of the Company or the Operating Partnership or result in a Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s or the Operating Partnership’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s or the Operating Partnership’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Manager (without relieving the Company or the Operating Partnership of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)        Legal Opinions.  the Manager shall have received the opinions of (i) Company Counsel required to be delivered pursuant Section 7(o) and (ii) Hunton & Williams LLP required to be delivered pursuant Section 7(o), in each case on or before the date on which such delivery of such opinion is required pursuant to Section 7(o) and Section 7(p), respectively.

(f)        Comfort Letter.  the Manager shall have received the Comfort Letter required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(g)        Representation Certificate.  the Manager shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(h)        No Suspension.  Trading in the Shares shall not have been suspended on the NYSE.

(i)         Other Materials.  On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), the Transaction Entities shall have furnished to the Manager such appropriate further information, certificates and documents as the Manager may have reasonably requested.  All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof.  The Transaction Entities shall have furnished the Manager with such conformed copies of such opinions, certificates, letters and other documents as the Manager shall have reasonably requested.

(j)         Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k)        Approval for Listing.  The Placement Shares shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice.

(l)         No Termination Event.  There shall not have occurred any event that would permit the Manager to terminate this Agreement pursuant to Section 11.

9.         Indemnification and Contribution.

(a)        Company and Operating Partnership Indemnification.  The Company and Operating Partnership, on a joint and several basis, agree to indemnify and hold harmless the Manager and each person, if any, who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(d) below) any such settlement is effected with the written consent of the Company; and

(iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)        Indemnification by the Manager.  The Manager agrees to indemnify and hold harmless the Transaction Entities, each of their directors and/or trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls the Transaction Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 9, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use therein (the “Agent Content”).

(c)        Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  Counsel to the indemnified parties shall be selected as follows: counsel to the Manager and each person, if any, who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Manager; and counsel to the Transaction Entities, each of their directors and/or trustees, each of their officers who signed the Registration Statement and each person, if any, who controls the Transaction Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnification from any indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly and with all other indemnifying parties similarly notified, by written notice to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, to assume the defense thereof; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.

In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Manager and each person, if any, who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)       Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)        Contribution.  If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Manager on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and of the Manager on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Transaction Entities on the one hand and the Manager on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions received by the Manager, bear to the aggregate public offering price of the Shares.

The relative fault of the Transaction Entities on the one hand and the Manager on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(e).  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9(e), the Manager shall not be required to contribute any amount in excess of the amount by which the total compensation received by it under this Agreement exceeds the amount of any damages which the Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9(e), each person, if any, who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Manager, and each director and/or trustee of the Transaction Entities, each officer of the Transaction Entities who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

10.       Representations and Agreements to Survive Delivery.  The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Transaction Entities herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Manager, any controlling persons, or the Company or the Operating Partnership (or any of their respective officers, trustees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.       Termination.

(a)        Termination; General.  The Manager may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Manager, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in the Placement Shares has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange, the NYSE or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)        Termination by the Company.  The Company shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)        Termination by the Manager.  The Manager shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)       Automatic Termination.  Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through (1) the Manager on the terms and subject to the conditions set forth herein or any Placement Notice or (2) the Alternative Managers through the Alternative Distribution Agreements on the terms and subject to the conditions set forth therein or any Placement Notice.

(e)        Continued Force and Effect.  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)        Effectiveness of Termination.  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(g)        Liabilities.  If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 7(h) hereof, and except that, in the case of any termination of this Agreement, Section 6, Section 9, Section 10, Section 16, Section 17 and Section 18 hereof shall survive such termination and remain in full force and effect.

12.       Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Manager, shall be delivered to the Manager at [•], with copy to (which shall not constitute notice) Hunton & Williams LLP, Bank of America Plaza, 600 Peachtree Street, NE, Suite 4100, Atlanta, GA 30082; or if sent to the Company or the Operating Partnership, shall be delivered to CubeSmart, 460 East Swedesford Road, Suite 3000, Wayne, PA 19087, Attention:  Jeffrey Foster, Chief Legal Officer, fax no. (610) 293-5720 (with such fax to be confirmed by telephone to (610) 293-5700), with a copy to (which shall not constitute notice) Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, PA 19103-2799, fax no. (215) 981-4750, Attention:  Michael Friedman.  Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below) or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).  For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.

13.       Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership and the Manager and their respective successors and the affiliates, controlling persons, officers and trustees referred to in Section 9 hereof.  References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Manager may assign its rights and obligations hereunder to an affiliate of the Manager without obtaining the Company’s consent.

14.       Adjustments for Share Splits.  The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares.

15.       Entire Agreement; Amendment; Severability.  This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Manager.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16.       Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws (except Sections 5-1401 and 5-1402 of the New York General Obligations Law). Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.       Waiver of Jury Trial.  The Company, the Operating Partnership and the Manager each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.       Absence of Fiduciary Relationship.  The Transaction Entities jointly and severally acknowledge and agree that:

(a)        the Manager has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Manager has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Manager has advised or is advising the Company on other matters;

(b)        each of the Transaction Entities is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)        each of the Transaction Entities has been advised that the Manager and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Operating Partnership and that the Manager has no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d)       each of the Transaction Entities waives, to the fullest extent permitted by law, any claims it may have against the Manager, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Manager shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect to such fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including shareholders, partners, employees or creditors of the Company or the Operating Partnership.

19.       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

[Signature Page Follows.]

If the foregoing correctly sets forth the understanding among the parties hereto, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the parties hereto.

Very truly yours,

CUBESMART

By:
Name:
Title:

CUBESMART, L.P.

By:	CubeSmart, its general partner

By:
Name:
Title:

ACCEPTED as of the date first-above written:

[ ]

By:
Name:
Title:

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]

Subject:  Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between CubeSmart (the “Company”), CubeSmart, L.P. and [                  ] (the “Manager”) dated May [•], 2013 (the “Agreement”), I hereby request on behalf of the Company that the Manager sell, during the period commencing [•], 201_ and ending [•], 201_, up to [•] of the Company’s common shares of beneficial ownership, par value $.01 per share, at a minimum market price of $[•] per share.

SCHEDULE 2

[THE MANAGER]

[                  ]

CUBESMART

Christopher Marr

Tel: (610) 293-5700

Email: cmarr@cubesmart.com

Tim Martin

Tel: (610) 293-5799

Email: tmartin@cubesmart.com

SCHEDULE 3

Compensation

The Manager shall be paid compensation in an amount up to 1.5% of the gross proceeds from the sales of the Shares.

SCHEDULE 4

SCHEDULE OF SUBSIDIARIES

Entity Name	Domestic Jurisdiction
5 Old Lancaster Associates, LLC	Pennsylvania
CONSHOHOCKEN GP II, LLC	Delaware
CS VENTURE I, LLC	Delaware
CubeSmart	Maryland
CubeSmart Alexandria, LLC	Delaware
CubeSmart Allen, LLC	Delaware
CubeSmart Asset Management, LLC	Delaware
CUBESMART BARTOW, LLC	Delaware
CUBESMART BOSTON ROAD, LLC	Delaware
CUBESMART EAST 135TH, LLC	Delaware
CUBESMART LEESBURG, LLC	Delaware
CubeSmart Management, LLC	Delaware
CUBESMART NEW ROCHELLE, LLC	Delaware
CUBESMART SOUTHERN BLVD, LLC	Delaware
CubeSmart TRS, Inc.	Ohio
CUBESMART WILTON, LLC	Delaware
CubeSmart, L.P.	Delaware
EAST COAST GP, LLC	Delaware
EAST COAST STORAGE PARTNERS, L.P.	Delaware
FAIRFAX MT, LLC	Delaware
FREEHOLD MT, LLC	Delaware
LANGHORNE GP II, LLC	Delaware
Lantana Property Owner’s Association, Inc.	Florida
MONTGOMERYVILLE GP II, LLC	Delaware
MONTGOMERYVILLE GP, LLC	Delaware
Old Lancaster Venture, L.P.	Pennsylvania
R STREET STORAGE ASSOCIATES LLC	Maryland
SOMERSET MT, LLC	Delaware
STORAGE PARTNERS OF COCONUT CREEK II, LLC	Delaware
STORAGE PARTNERS OF CONSHOHOCKEN, L.P.	Delaware
STORAGE PARTNERS OF FAIRFAX II, LLC	Delaware
Storage Partners of Freehold II, LLC	Delaware
Storage Partners of Langhorne II, LP	Delaware
STORAGE PARTNERS OF MONTGOMERYVILLE, L.P.	Delaware

Entity Name	Domestic Jurisdiction
STORAGE PARTNERS OF SOMERSET, LLC	Delaware
STORAGE PARTNERS OF VIENNA II, LLC	Delaware
STORAGE PARTNERS OF WEST HEMPSTEAD II, LLC	Delaware
UNITED-HSRE I, L.P.	Delaware
USI II, LLC	Delaware
USI Overseas Development Holding L.P	Delaware
USI Overseas Development Holding, LLC	Delaware
USI Overseas Development LLC	Delaware
USIFB LLP	London
USIFB LP	London
USIFB Property Investment No. 1 Limited	England
USIFB Property Investment No. 1 Limited	London
USIFB Property Investment No. 2 Limited	London
USIFB Property Investment No. 2 Limited	United kIngdom
USIFB Storage Company Limited	London
U-Store-It Development LLC	Delaware
U-Store-It Trust Luxembourg S.ar.l.	Luxembourg
Wider Reach, LLC	Delaware
YASKY LLC	Delaware
YSI Burke Lake, LLC	Delaware
YSI HART TRS, INC	Delaware
YSI I LLC	Delaware
YSI II LLC	Delaware
YSI IV LLC	Delaware
YSI IX GP LLC	Delaware
YSI IX LP	Delaware
YSI IX LP LLC	Delaware
YSI V LLC	Delaware
YSI VENTURE GP LLC	Delaware
YSI VENTURE LP LLC	Delaware
YSI VI LLC	Delaware
YSI VII GP LLC	Delaware
YSI VII LP	Delaware
YSI VII LP LLC	Delaware
YSI VIII GP LLC	Delaware
YSI VIII LP	Delaware
YSI VIII LP LLC	Delaware
YSI X GP LLC	Delaware
YSI X LP	Delaware
YSI X LP LLC	Delaware
YSI XI GP LLC	Delaware

Entity Name	Domestic Jurisdiction
YSI XI LP	Delaware
YSI XI LP LLC	Delaware
YSI XII GP LLC	Delaware
YSI XII LP	Delaware
YSI XII LP LLC	Delaware
YSI XIII GP LLC	Delaware
YSI XIII LP	Delaware
YSI XIII LP LLC	Delaware
YSI XIV LP LLC	Delaware
YSI XV LLC	Delaware
YSI XVII GP LLC	Delaware
YSI XVII LP	Delaware
YSI XVII LP LLC	Delaware
YSI XX GP LLC	Delaware
YSI XX LP	Delaware
YSI XX LP LLC	Delaware
YSI XXIX GP LLC	Delaware
YSI XXIX LP	Delaware
YSI XXIX LP LLC	Delaware
YSI XXV GP LLC	Delaware
YSI XXV LP	Delaware
YSI XXV LP LLC	Delaware
YSI XXVI LP	Delaware
YSI XXVI LP LLC	Delaware
YSI XXVII GP LLC	Delaware
YSI XXVII LP	Delaware
YSI XXVII LP LLC	Delaware
YSI XXVIII GP LLC	Delaware
YSI XXVIII LP	Delaware
YSI XXVIII LP LLC	Delaware
YSI XXX LLC	Delaware
YSI XXXI, LLC	Delaware
YSI XXXII, LLC	Delaware
YSI XXXIII, LLC	Delaware
YSI XXXIIIA, LLC	Delaware
YSI XXXIV, LLC	Delaware
YSI XXXIX, LLC	Delaware
YSI XXXV, LLC	Delaware
YSI XXXVII, LLC	Delaware
YSI XXXVIII, LLC	Delaware
YSI XXXXI, LLC	Delaware
YSI XXXXII, LLC	Delaware
YSI XXXXIII, LLC	Delaware

Entity Name	Domestic Jurisdiction
YSI XXXXV, LLC	Delaware
YSI XXXXVI, LLC	Delaware
YSI XXXXVII, LLC	Delaware
YSI-Hart Limited Partnership	Delaware

Exhibit 7(n)

FORM OF

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected                                               , of CUBESMART (“Company”), a Maryland real estate investment trust, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(n) of the Equity Distribution Agreements, dated May 6, 2013 (the “Sales Agreements”), among the Company and CubeSmart, L.P. (“Operating Partnership” and together with the Company, the “Transaction Entities”) on the one hand, and each of [         ], [         ], [         ], [         ] and [        ], on the other hand, that to the best of the knowledge of the undersigned:

(i)         the representations and warranties of the Transaction Entities in Section 6 of the Sales Agreements (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or result in a Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)        the Transaction Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Sales Agreements at or prior to the date hereof.

By:
Name:
Title:

Date:

Exhibit 7(o)(1)

MATTERS TO BE COVERED BY INITIAL COMPANY COUNSEL OPINION
(Corporate Opinion)

(Tax Opinion)

May 7, 2013

To the Opinion Recipients Set Forth

In Schedule I Hereto

Dear Ladies and Gentlemen:

We have acted as counsel to CubeSmart, a Maryland real estate investment trust (the “Company”), and CubeSmart, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the preparation of a registration statement on Form S-3 (Registration Statement No. 333-176885) (the registration statement, including all information deemed to be a part thereof pursuant to Rule 430B of the general rules and regulations under the Securities Act (as defined below), at the time such registration statement became or was deemed effective, the exhibits and schedules thereto at such time, and all documents incorporated by reference therein is herein referred to as the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the base prospectus contained therein (the “Base Prospectus”), the preparation of the prospectus supplement, dated the date hereof (the “Prospectus Supplement” and, together with the Base Prospectus and all documents incorporated by reference therein, the “Prospectus”) related to the offering for sale of up to 12,000,000 shares (the “Securities”) of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), pursuant to (i) the Equity Distribution Agreement, dated as of the date hereof, by and among the Company, the Operating Partnership and [         ]; (ii) the Equity Distribution Agreement, dated as of the date hereof, by and among the Company, the Operating Partnership and [         ]; (iii) the Equity Distribution Agreement, dated as of the date hereof, by and among the Company, the Operating Partnership and [         ]; (iv) the Equity Distribution Agreement, dated as of the date hereof, by and among the Company, the Operating Partnership and [         ]; and (v) the Equity Distribution Agreement, dated as of the date hereof, by and among the Company, the Operating Partnership and [         ] (together with [         ], [         ], [         ] and [         ], collectively, the “Sales Agents”) (such agreements, collectively, the “Equity Distribution Agreements”).  We have been requested to give this opinion pursuant to Section 7(o) of the Equity Distribution Agreements.  Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Equity Distribution Agreements.

We have examined the Equity Distribution Agreements and the other documents listed on Exhibit A attached hereto (collectively, the “Reviewed Documents”) and such other agreements, instruments and certificates contemplated thereby and such corporate documents, records and certificates of the officers of the Company and the Operating Partnership and of public officials as we have considered necessary in the circumstances.  We have also made such examination of laws and certificates of public officials as we have deemed necessary to enable us to render this opinion.  In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the due execution and delivery by all parties (other than the Company and the Operating Partnership) of the Reviewed Documents to which they are parties, that the Reviewed Documents constitute valid and legally binding agreements and obligations of all parties thereto (other than the Company and the Operating Partnership), the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

We have assumed the accuracy and correctness of all statements of fact contained in certificates of and discussions with officers of the Company and the Operating Partnership and certificates of public officials and the representations and warranties contained in the Reviewed Documents.  In basing certain opinions herein on “our knowledge,” the words “known to us” signify that no information has come to our attention that has given us actual knowledge or actual notice that any such facts or matters or opinions are not accurate or that any of the information on which we have relied is not accurate and complete.  We have not undertaken any independent investigation to verify such certificates, discussions or representations and warranties, nor have we reviewed the dockets or records of any courts.

With respect to the opinions as to the existence and good standing set forth in paragraphs 1, 6, 7 and 9 below, we have relied exclusively upon the declaration of trust or bylaws of the Company, the certificate of limited partnership and limited partnership agreement of the Operating Partnership and other governing or organizational documents, as applicable, and good standing certificates issued by the Secretary of State of the State with applicable jurisdiction for each of the Company and the Operating Partnership.

We further have assumed that the consideration required to be paid for the issuance of (i) the outstanding Common Shares pursuant to resolutions of the Board of Trustees of the Company authorizing the issuance of those securities has in fact been paid to and received by the Company and (ii) the outstanding units of limited and general partnership interests of the Operating Partnership and the outstanding shares of stock, beneficial interest and partnership interest, as applicable, in each of the subsidiaries has in fact been paid to and received by the Company.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the Delaware Revised Uniform Limited Partnership Act, and the laws of the States of New York and Maryland (including the rules or regulations promulgated thereunder or pursuant thereto) that a New York lawyer or Maryland lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company and the Operating Partnership.

In connection with giving this opinion, we have further assumed as follows:

A.        That each certificate issued by any government official, office or agency concerning a party’s property or status is accurate, complete and authentic and that all official public records are accurate and complete.

B.        That there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

C.        That there are no other agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of any Reviewed Document.

D.        That each applicable statute, rule, regulation, order and agency action affecting the parties to any Reviewed Document or the transactions contemplated thereby is valid and constitutional.

E.         Except as otherwise provided in paragraphs 13 and 16, we have assumed, without expressing any opinion thereon, that any required consents or approvals of, or notices to, federal or state regulatory or administrative bodies with applicable jurisdiction have been obtained or given, as appropriate, and that any applicable notice or appeals periods have passed.

F.         That the Company and the Operating Partnership will not in the future take any discretionary action (including a decision not to act) permitted under any Reviewed Document that would result in a violation of law or constitute a breach or default under any contract, order, writ, judgment or decree to which the Company or the Operating Partnership is a party or by which it or its property is bound.

G.        That all parties to the transactions contemplated by the Reviewed Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Reviewed Documents.

Based on the foregoing and subject to the qualifications contained herein, it is our opinion that:

1.            The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland. The Company has the real estate investment trust power (a) to own or lease and operate its properties and to conduct its business in all material respects as described in the Company’s annual report on Form 10-K under Item 1 (“Business”) and Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and in the Registration Statement and the Prospectus under the captions “Summary — Overview” and “CubeSmart and the Operating Partnership” and (b) to enter into and perform its obligations under the Equity Distribution Agreements.

2.            The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the caption “Description of CubeSmart’s Capital Shares” and in the Company’s Registration Statements on Form 8-A filed on October 19, 2004 and October 31, 2011 (as each may be amended or supplemented from time to time) and the outstanding Common Shares (which do not include the Securities) have been duly authorized and validly issued and are fully paid and nonassessable.

The terms of the Common Shares conform, in all material respects, to the statements and descriptions related thereto contained in the Registration Statement and the Prospectus under the caption “Description of CubeSmart’s Capital Shares”, which descriptions meet the requirements of Item 9 of Form S-3 under the Securities Act.  The issuance of the outstanding Common Shares by the Company was not subject to preemptive or other similar rights arising under the Maryland Code, Corporations and Associations, Title 8, as amended (the “Maryland REIT Law”), the declaration of trust or the bylaws of the Company or, based solely on an officer’s certificate of the Company and any facts otherwise known to us, any agreement or other instrument to which the Company is a party.

3.            Based solely on an officer’s certificate of the Company and any facts otherwise known to us, except as disclosed in the Registration Statement and the Prospectus: (a) no shares of beneficial interest of the Company are reserved for issuance upon conversion, redemption or exchange or for any other purpose; (b) there are no outstanding securities convertible into or exchangeable for any shares of beneficial interest of the Company; and (c) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Common Shares or any other securities of the Company.

4.            The Company has the real estate investment trust power to authorize, issue and sell the Securities in the manner contemplated by the Equity Distribution Agreements. The issuance of the Securities has been duly authorized and, when issued and delivered by the Company in accordance with the resolutions adopted by the board of trustees of the Company and the Equity Distribution Agreements against payment of the consideration set forth therein, the Securities will be validly issued, fully paid and nonassessable and will conform, in all material respects, to the description thereof contained in the Registration Statement and the Prospectus under the caption “Description of CubeSmart’s Capital Shares.” The issuance of the Securities by the Company is not subject to preemptive or other similar rights arising under the Maryland REIT Law, the declaration of trust or the bylaws of the Company or, based solely on an officer’s certificate of the Company and any facts otherwise known to us, any agreement or other instrument to which the Company is a party. The form of the certificate evidencing the Common Shares complies with all applicable statutory requirements under the Maryland REIT Law, the declaration of trust and the bylaws of the Company.  The form of certificate used to evidence the Securities is in due and proper form and complies with all applicable statutory requirements, with any applicable requirements of the Company’s declaration of trust or bylaws and with the requirements of the NYSE.

5.            The information in the Registration Statement under Item 15 (“Indemnification of Directors and Officers”) and in the Prospectus under the caption “Description of CubeSmart’s Capital Shares” have been reviewed by us, insofar as such information relates to provisions of Maryland law or the declaration of trust or bylaws of the Company, as applicable, constitutes an accurate summary of such provisions of Maryland law or the declaration of trust or bylaws in all material respects.

The statements in the Prospectus under the caption “Plan of Distribution,” insofar as such statements purport to summarize certain provisions of the Equity Distribution Agreements, fairly summarize such provisions in all material respects.

6.            The Company is duly qualified to do business as a foreign entity, and is in good standing to the extent each jurisdiction recognizes such concept, under the laws of each jurisdiction set forth on Exhibit B hereto.

7.            The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware.

8.            The Operating Partnership has the limited partnership power and authority to conduct its business and to own, lease and operate its properties as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Equity Distribution Agreements.

9.            The Operating Partnership is duly qualified as a foreign partnership, and is in good standing to the extent each jurisdiction recognizes such concept, under the laws of each jurisdiction set forth on Exhibit C hereto.

10.    The limited partnership agreement of the Operating Partnership has been duly and validly authorized, executed and delivered by the general partner and constitutes a valid and binding agreement, enforceable against the general partner in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally or by general principles of equity.

11.    To our knowledge, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Units or any other ownership interests of the Operating Partnership, except as disclosed in the Registration Statement and the Prospectus. The terms of the Units conform, in all material respects, to the description thereof contained in the Registration Statement and the Prospectus.

12.    The Equity Distribution Agreements have been duly authorized, executed and, to our knowledge, delivered by the Company and the Operating Partnership.

13.    Any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b); at the time the Registration Statement became effective, the Registration Statement and, as of its date and as of the date hereof, the Prospectus (in each case, other than the financial statements, financial schedules or financial or accounting data, which is included or incorporated by reference in, or excluded from, the Registration Statement and the Prospectus, as to which we express no opinion) appeared on their face to be appropriately responsive as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

14.    Each document incorporated by reference in the Registration Statement or the Prospectus (in each case, other than the financial statements, financial schedules or financial or accounting data, which is included or incorporated by reference in, or excluded from, the Registration Statement and the Prospectus, as to which we express no opinion), when it became effective or was filed with the Commission, as the case may be, appeared on its face to be appropriately responsive as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder.

15.    The Company is not, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Prospectus, will not be, an “investment company” required to register under the Investment Company Act of 1940, as amended.

16.    To our knowledge, no consent, approval, authorization, registration or filing with or order of any court or governmental agency or body is required for the Company’s and the Operating Partnership’s execution, delivery and performance of the Equity Distribution Agreements, or the consummation of the transactions contemplated thereby, or by the Prospectus, except as required under the Securities Act and applicable state securities or blue sky laws.

17.    The execution, delivery and performance by the Company and the Operating Partnership of their respective obligations under the Equity Distribution Agreements (other than performance by the Company or the Operating Partnership of their respective obligations under the indemnification section of the Equity Distribution Agreements, as to which no opinion is being rendered) will not conflict with or result in a breach or violation of (i) the provisions of the declaration of trust or bylaws of the Company, the certificate of limited partnership or limited partnership agreement of the Operating Partnership; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note, loan agreement or other agreement, obligation, condition, covenant or instrument that is filed or incorporated by reference as an exhibit to the Registration Statement to which the Company or the Operating Partnership is a party or by which any of them may be bound (collectively, the “Material Contracts”); provided, however, that we express no opinion (a) as to whether the execution, delivery or performance of any contract, instrument or agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of any person or entity or (b) with respect to any matter which requires mathematical calculation or any financial or accounting determination; (iii) to our knowledge, any Delaware corporate, Maryland or United States federal statute, law, rule or regulation applicable to the Company or the Operating Partnership (other than state securities or blue sky laws as to which we express no opinion); or (iv) to our knowledge, any judgment, order or decree applicable to the Company or the Operating Partnership or any of their properties, except in each case as would not have a Material Adverse Effect.

18.    We have no knowledge of any statutes or legal or governmental proceedings required to be described in the Registration Statement and the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus (or required to be filed under the 1934 Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required.

In addition to the foregoing, we confirm that:

(i)         the Securities have been approved for listing on the NYSE;

(ii)        the statements on Form 10 incorporated by reference into the Registration Statement and the Prospectus under the caption “Description of Registrant’s Securities to Be Registered,” insofar as such statements describe the terms of the limited partnership agreement of the Operating Partnership fairly summarize, in all material respects, the matters described herein;

(iii)       the Registration Statement has been declared effective by the Commission under the Securities Act and the Prospectus Supplement, pursuant to Rule 424(b), has been prepared and filed in a manner and within the time period required by Rule 424(b).  We have been orally advised by the Staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and, to our knowledge, no proceedings for such purpose have been instituted or threatened by the Commission; and

(iv)       except as disclosed in the Registration Statement or the Prospectus, to our knowledge, there is no pending or threatened legal or governmental proceeding to which the Company or the Operating Partnership is a party or to which the properties of the Company or the Operating Partnership are subject (A) which are required to be disclosed in the Registration Statement and the Prospectus or (B) that, if determined adversely, would have a Material Adverse Effect.

We express no legal opinion upon any matter other than those explicitly addressed numbered paragraphs 1-18 above, and our express opinions therein contain shall not be interpreted to be implied opinions upon any other matter.  This opinion is subject to the following qualifications:

(1)        We express no opinion as to any provision in any Reviewed Document that purports to:

(a)        define, waive or set standards for good faith, reasonableness, commercial reasonableness, fair dealing, diligence or the like;

(b)        govern the election of remedies or provide that remedies are cumulative, the limits of severability, mutuality of obligations, and opportunity to cure, limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable securities laws or otherwise;

(c)        release, exculpate or exempt a party from or require indemnification of a party for, liability for its own action or inaction or provide any indemnity or hold harmless to the extent such indemnity or hold harmless is with respect to any activity contrary to public policy;

(d)       require the payment or reimbursement of any fee, cost, expense or other item that is unreasonable in nature or amount; or

(e)        waive or restrict the right to a jury trial, specify a means for service of process, select venue or consent to personal jurisdiction.

(2)        We express no opinion as to, and our opinion is limited by, the effect of:

(a)        general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the availability of specific performance and injunctive relief, regardless of whether considered in a proceeding at law or in equity or the enforceability of confidentiality agreements or other restrictive covenants;

(b)        the availability of the remedy of specific performance or any restrictive covenant, non-compete, non-solicit or similar provision;

(c)        any federal, state or local bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws applicable to creditors’ rights generally;

(d)       any corporate or contract laws or bodies of such laws restricting the transfer of property or incurring of an obligation by a corporation to or for the benefit of its shareholder or shareholders;

(e)        state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments; or

(f)        compliance with fiduciary duty requirements.

This opinion is given as of the date hereof and is based on laws and regulations as they exist and are construed as of the date hereof.  We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may come to our attention after the date hereof, or any changes in laws or regulations that may occur after the date hereof.

In addition, we have participated in conferences with officers and other representatives of the Company and the Operating Partnership, representatives of the independent public or certified public accountants for the Company and representatives of the Sales Agents at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to our attention that would lead us to believe that:

(1) the Registration Statement, as of the Effective Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the Prospectus, as of its date and as of the date hereof, included or includes any untrue statements of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that we do not express any belief with respect to the financial statements or other financial or accounting data included or incorporated by reference in, or excluded from, the Registration Statement or the Prospectus.  As used herein, “Effective Time” means the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to each Sales Agent.

This opinion (a) is rendered to each Opinion Recipient in connection with its respective Equity Distribution Agreement and may be relied on by each Opinion Recipient only in connection therewith and by Hunton & Williams LLP only as to matters of Maryland law.  No other person may rely on this opinion; and (b) may not be quoted nor may copies hereof be furnished to any other person without the prior written consent of the undersigned.

Very truly yours,

PEPPER HAMILTON LLP

SCHEDULE I

Opinion Recipients

[                  ]

[                  ]

[                  ]

[                  ]

[                  ]

EXHIBIT A

Reviewed Documents

1.         The Registration Statement, as defined in this opinion, and all documents incorporated by reference therein.

2.         The Prospectus, as defined in this opinion, and all documents incorporated by reference therein.

3.         The form of certificate to be used to evidence the Securities, as defined in this opinion.

4.         Each of the documents filed by the Company with the Commission pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus, as of the effective date of the Registration Statement or the date of the Prospectus, respectively.

EXHIBIT B

CubeSmart Qualification To Do Business

1.            California

2.            Florida

3.            New York

4.            Tennessee

5.            Texas

EXHIBIT C

CubeSmart, L.P. Qualification To Do Business

1.            California

2.            Florida

3.            Illinois

4.            New York

5.            Texas

May 7, 2013

To the Opinion Recipients Set Forth

In Schedule I Hereto

Ladies and Gentlemen:

We have acted as counsel to CubeSmart, a Maryland real estate investment trust (the “Company”), and CubeSmart, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the preparation of the Registration Statement on Form S-3 (Registration No. 333-176885) filed by the Company under the Securities Act of 1933 with the Securities and Exchange Commission on September 16, 2011 (as the same may be amended and supplemented, including, without limitation, as amended and supplemented by the disclosure under the caption “Material Federal Income Tax Considerations” in Exhibit 99.1 to the Form 10-K filed on February 28, 2013, the “Registration Statement”) and with respect to the offer and sale of up to 12,000,000 Common Shares of Beneficial Interest, par value $0.01 per share, of the Company (the “Common Shares”) pursuant to a prospectus supplement dated May 7, 2013 to the base prospectus included as part of the Registration Statement.  The Common Shares will be sold pursuant to (i) the Equity Distribution Agreement, dated as of May 7, 2013 (the “Prospectus Supplement”), among the Company, the Operating Partnership and [         ], (ii) the Equity Distribution Agreement, dated as of May 7, 2013, among the Company, the Operating Partnership and [         ], (iii) the Equity Distribution Agreement, dated as of May 7, 2013, among the Company, the Operating Partnership and [         ], (iv) the Equity Distribution Agreement, dated as of May 7, 2013, among the Company, the Operating Partnership and [         ], and (v) the Equity Distribution Agreement, dated as of May 7, 2013, among the Company, the Operating Partnership and [         ] (collectively, the “Agreements”).  This opinion is provided pursuant to Section 7(o) of the Agreements .

The opinions expressed herein are based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations) and interpretations of the foregoing as expressed in court decisions, legislative history and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof.  This opinion represents our best legal judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts.  There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not reach a conclusion contrary to such opinions.  No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the opinions expressed herein.

In rendering the opinions expressed herein, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including:

(1) the Articles of Amendment and Restatement of Declaration of Trust of the Company, as amended or supplemented through the date hereof and (2) the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of October 27, 2004, as amended or supplemented through the date hereof.

In rendering the opinions expressed herein, we have relied upon written representations as to factual matters of the Company and Operating Partnership contained in an Officer’s Certificate Regarding Certain Tax Matters dated May 7, 2013 regarding their consolidated assets, operations and activities (the “Officer’s Certificate”).  We have not made an independent investigation or audit of the facts set forth in the Officer’s Certificate or in any other document.  We consequently have relied upon the accuracy of the representations as to factual matters in the Officer’s Certificate.  After inquiry, we are not aware of any facts or circumstances contrary to, or inconsistent with, the representations that we have relied upon or the other assumptions set forth herein.  Our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company, the Operating Partnership or any other person.

We have assumed, with your consent, that, insofar as relevant to the opinions expressed herein:

(1)                    the Company has been and will be operated in the manner described in the Officer’s Certificate and the Registration Statement (including in the documents incorporated therein by reference);

(2)        all of the obligations imposed by the documents that we reviewed have been and will continue to be performed or satisfied in accordance with their terms; and all of such documents have been properly executed, are valid originals or authentic copies of valid originals, and all signatures thereon are genuine;

(3)        all representations made in the Officer’s Certificate (and other factual information provided to us) are true, correct and complete and will continue to be true, correct and complete, and any representation or statement made in the Officer’s Certificate “to the best of knowledge,” “to the knowledge” or “to the actual knowledge” of any person(s) or party(ies) or similarly qualified is true, correct and complete as if made without such qualification; and

(4)        all documents that we have reviewed have been properly executed, are valid originals or authentic copies of valid originals, and all signatures thereon are genuine.

Based upon, subject to the foregoing and the discussion below, we are of the opinion that:

1.         Commencing with its taxable year ended December 31, 2004, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and the Company’s current organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and thereafter.

2.         The discussions in the Registration Statement and the Prospectus Supplement under the headings “Material Federal Income Tax Considerations,” to the extent they describe provisions of federal income tax law and regulations or legal conclusions with respect thereto, are correct in all material respects as of the date hereof.

We assume no obligation to advise you of any changes in our opinion subsequent to the date of this letter.  The Company’s qualification for taxation as a REIT depends upon the Company’s ability to meet, on a continuing basis, through actual annual operating and other results, the requirements of the Code, including the requirements with regard to the sources of its gross income, the composition of its assets, the level of its distributions to shareholders and the diversity of its share ownership.  We will not review the Company’s compliance with these requirements on a continuing basis.  Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

Circular 230 Disclosure:  The tax advice, if any, contained in this opinion was not intended or written to be used by any taxpayer, and cannot be used by any taxpayer, for the purposes of (i) avoiding penalties under the Internal Revenue Code or

(ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.

Very truly yours,

PEPPER HAMILTON LLP

SCHEDULE I

Opinion Recipients

[                  ]

[                  ]

[                  ]

[                  ]

[                  ]